                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Mattel, Inc. of our report dated February 1, 1999, which appears on page 52 of the 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Los Angeles, California
April 28, 1999